Sweeny Cogeneration Consolidated Companies
                                  Balance Sheet
                                  June 30,1997
                                    Unaudited
                                     (000's)

ASSETS
            Work in Progress                                      $    135,917
                                                                    ===========



CURRENT LIABILITIES
            Accounts Payable                       1,048
            Retainage Payable                     11,024
            Accrued Federal Income Tax                85
                                             ------------

            Total Current Liabilities                             $     12,157

NONCURRENT LIABILITIES
            Notes Payable - Affiliated                                 123,760
                                                                    -----------


            Total Liabilities                                     $    135,917
                                                                    ===========


            Total Liabilities and Equity                          $    135,917
                                                                    ===========